Ex. 10.07

                                  T E R M   N O T E


$ 100,000.00                                             Nashville, Tennessee
                                                        Date: October 2, 1997
                                                              ---------------

     FOR VALUE RECEIVED, the undersigned, PLATINUM PLANET MUSIC, INC. (the "Borrower") promises to pay to SONGS FOR THE PLANET, INC. (the "Holder"), the sum of One Hundred Thousand Dollars and No Cents ($100,000.00) together with interest thereon at the rate of ten percent (10.00%) per annum, as follows:

     (a) interest shall be due and payable on each Interest Payment Date and at maturity; and,

     (b) the entire unpaid balance of this Note shall be due and payable in full on December 31, 1999.

The term "Interest Payment Date" means June 30, 1998, and the last day of each consecutive six-month period occurring thereafter until maturity.

     Upon failure to make any payment of principal or interest when due, the entire unpaid balance of both principal and interest to the due date shall immediately become due and payable and the total of such unpaid balance shall thereafter bear interest at the rate of ten percent (10.00%) per annum.

     At any time, Borrower shall be entitled to prepay any part or all of the unpaid principal balance hereof without penalty, provided that such prepayment shall be applied first to any interest due and the remainder to principal.

     In the event this Note is referred to an attorney for collection or to defend or enforce any of Holder's rights hereunder or under any instrument securing this Note, Holder shall be entitled to his reasonable attorney's fees allowable by law and all court costs and other expenses incurred in connection with such collection, defense or enforcement.

     No delay or omission on the part of Holder in exercising any remedy, right or option under this Note shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion.

     The undersigned hereby waives presentment, demand or payment notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note.

     Any notice to Borrower provided for in this Note shall be in writing and given by mailing such notice by certified mail, return receipt requested, addressed to Borrower at 3609 Donna Kay Drive, Nashville, TN 37211, or to such other address as Borrower may designate by notice to Holder. Any notice to Holder shall be in writing and given by mailing such notice by certified mail, return receipt requested, addressed to Holder at 2831 Dogwood Place, Nashville, TN 37204 or to such other address as Holder may designate to Borrower.

     This Note shall be governed by and construed in accordance with the laws of the State of Tennessee.

     All payments hereunder shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.

                                         PLATINUM PLANET MUSIC, INC.



                                         By:_______________________________


                                           2